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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                                March 16, 2000



                        AMERICAN TECHNOLOGY CORPORATION
            (Exact name of registrant as specified in its charter)



          Delaware                     0-24248                87-0361799
          --------                     -------                ----------
(State or other jurisdiction of      (Commission       (I.R.S. Empl. Ident. No.)
incorporation or organization)       File Number)


    13114 Evening Creek Drive South, San Diego, California         92128
         (Address of principal executive offices)                (Zip Code)


                                (858) 679-2114
             (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

On March 16, 2000 the Company completed the private offering and sale for cash at $20.00 per share, a total of 300,000 shares of Series C Preferred Stock, par value $.00001 per share ("Preferred Stock") to a limited number of investors ("Preferred Stockholders") for an aggregate of $6,000,000. The dollar amount of Preferred Stock, increased by $1.20 per share of Preferred Stock per annum and other adjustments, may be converted at the election of a Preferred Shareholder one or more times into fully paid and non-assessable shares of common stock, $.00001 par value, of the Company at a conversion price which is the lower of
(i) $8.00 per share or (ii) 92% of the volume rated average market price of the common stock for the five trading days prior to conversion, but in no event less than $5.75 per share. The conversion price cannot be lower than $8.00 per share prior to August 31, 2000. The shares of Preferred Stock may be called by the Company for conversion if the common stock market price exceeds $20.00 per share for ten consecutive trading days and certain conditions are met. The Preferred Stock will be subject to mandatory conversion on March 31, 2003, subject to certain conditions.

Each purchaser was also granted a warrant to purchase one common share of the Company at $11.00 per share until March 31, 2003 ("Warrant") for each share of Preferred Stock (aggregate Warrants exercisable into 300,000 shares). These securities were offered and sold without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption provided by Rule 506 of Regulation D thereunder, and an appropriate legend was placed on the Preferred Stock and Warrant and will be placed upon the shares issuable upon conversion of the Preferred Stock or exercise of the Warrants unless registered under the Act prior to issuance. The Company has agreed to file a registration statement covering the stock issuable upon conversion of the Preferred Stock and exercise of the Warrant.

Net proceeds from the sale of Preferred Stock of approximately $5,915,000 are intended primarily for working capital to continue the Company's efforts to develop audio technologies. There can be no guarantee that the Company will successfully develop or exploit its various technologies. At March 31, 2000, the Company had 11,863,914 common shares issued and outstanding.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of businesses acquired.
        None

(b)  Pro forma financial information.
        None

(c)  Exhibits

     3.1.5 Corrected Certificate of Designation of Series C Preferred Stock filed with Delaware on April 19, 2000.

       4.9 Form of Stock Purchase Warrant exercisable at $11.00 per share until March 31, 2003 granted to thirty six investors for an aggregate of 300,000 common shares.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN TECHNOLOGY CORPORATION



Date: April 19, 2000                By: /s/ Renee Warden
                                       ---------------------------------------
                                       Renee Warden
                                       Chief Accounting Officer, Treasurer and
                                       Secretary